UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

SIZELER PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-09349	72-1082589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2542 Williams Boulevard, Kenner, LA 70062

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (504) 471-6271

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2006, the Board of Directors of Sizeler Property Investors, Inc. (the “Company”) approved a $35,000 per quarter fee to be paid commencing on October 1, 2006 to William G. Byrnes for his services as the Chairman of the Board of Directors of the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 26, 2006, Mark M. Tanz resigned as a Director and Chairman of the Board of Directors of the Company. His resignation was not the result of a disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices. Following Mr. Tanz’ resignation, the Company’s Board of Directors consists of William G. Byrnes, Sidney W. Lassen, James W. McFarland, J. Terrell Brown and Richard L. Pearlstone. The Company’s Board of Directors has appointed William G. Byrnes as the new Chairman of the Board of Directors. Mr. Byrnes has served as Vice Chairman since 2004. A copy of the press release announcing the resignation of Mr. Tanz is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press release dated September 29, 2006 issued by Sizeler Property Investors, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIZELER PROPERTY INVESTORS, INC.

/s/ Thomas A. Masilla, Jr.
Name:	Thomas A. Masilla, Jr.
Title:	President and Chief Operating Officer

Date: September 29, 2006

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated September 29, 2006 issued by Sizeler Property Investors, Inc.

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